UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2026
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Repurchase Promissory Note

On June 30, 2026, P3 Health Group, LLC, a wholly owned subsidiary of the Company entered into the Second Amendment to Repurchase Promissory Note (the “Second Note Amendment”) with IHC Health Services, Inc. (the “Holder”), amending the Repurchase Promissory Note originally dated June 28, 2019 (as previously amended by the First Amendment to Repurchase Promissory Note dated November 19, 2020, and as further amended by the Second Note Amendment, the “Note”). The Second Note Amendment (i) extends the maturity date of the Note to September 30, 2028, and (ii) provides that, from and after June 30, 2026, the Note will accrue PIK interest at a rate of 14% per annum, commencing upon the date of the Second Note Amendment. Except as modified by the Second Note Amendment, all other terms and provisions of the Note remain in full force and effect.

The foregoing description of the Second Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Second Note Amendment, which is attached hereto as an exhibit and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Repurchase Promissory Note between P3 Health Group, LLC (f/k/a P3 Health Group Holdings, LLC) and IHC Health Services, Inc., dated June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	July 6, 2026	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer